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                 [Letterhead of Lewis, Rice & Fingersh, L.C.]



                                 June 3, 1998


CNB Bancshares, Inc.
20 N. W. Third Street
Evansville, Indiana 47739

CNB Capital Trust I
c/o CNB Bancshares, Inc.
20 N. W. Third Street
Evansville, Indiana 47739

Gentlemen:

     We have acted as counsel to CNB Bancshares, Inc., an Indiana corporation (the "Company"), and CNB Capital Trust I, a Delaware statutory business trust ("CNB Trust"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") to be filed by the Company and CNB Trust with the Securities and Exchange Commission (the "SEC") for the purpose of registering under the Securities Act of 1933, as amended, convertible preferred securities (the "Capital Securities") of CNB Trust, convertible subordinated debentures (the "Convertible Debentures") of the Company, the guarantee of the Company with respect to the Capital Securities (the "Guarantee"), and the common stock, stated value $1.00 per share, of the Company (the "Common Stock") issuable upon conversion of the Convertible Debentures and Capital Securities (the "Conversion Shares").

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the certificate of trust (the "Certificate of Trust") filed by CNB Trust with the Secretary of State of the State of Delaware on June 1, 1998; (ii) the Trust Agreement, dated as of June 1, 1998, with respect to CNB Trust; (iii) the form of the Amended and Restated Trust Agreement with respect to CNB Trust; (iv) the form of the Capital Securities of CNB Trust; (v) the form of the Guarantee between the Company and The Bank of New York, as trustee; (vi) the form of the Convertible Debentures; and (vii) the form of the indenture (the "Indenture"), between the Company and The Bank of New York, as trustee, in each case in the form filed, or to be filed supplementally, as an exhibit to the Registration Statement. We have also examined originals or copies, certified, or otherwise identified to our satisfaction, of such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copies. In examining documents executed by parties other than the Company or CNB Trust, we have assumed that such parties had the power, corporate or otherwise, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or otherwise, and execution and delivery by such parties of such documents and that, except as set forth in paragraphs (1), (2) and (3) below, such documents constitute valid and binding obligations of such parties. In addition, we have assumed that the Amended and Restated Trust Agreement of CNB Trust,
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the Capital Securities of CNB Trust, the Guarantee, the Convertible Debentures
and the Indenture, when executed, will be executed in substantially the form reviewed by us. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers, trustees, and other representatives of the Company, CNB Trust, and others.

     We are members of the bar of the states of Missouri, Kansas and Illinois, and we express no opinion as to the laws of any other jurisdiction.

     Based upon and subject to the foregoing and to other qualifications and limitations set forth herein, we are of the opinion that:

     1. After the Indenture has been duly executed and delivered, the Convertible Debentures, when duly executed, delivered, authenticated and issued in accordance with the Indenture and delivered and paid for as contemplated by the Registration Statement, will be valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity regardless of whether enforceability is considered in a proceeding at law or in equity.

     2. The Guarantee, when duly executed and delivered by the parties thereto, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity regardless of whether enforceability is considered in a proceeding at law or in equity.

     3. When certificates representing the Conversion Shares will have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock, registered by such transfer agent and registrar and delivered to the holders of Capital Securities upon conversion thereof in accordance with the terms of the Amended and Restated Trust Agreement and the Indenture, the Conversion Shares will have been duly authorized and will be validly issued, fully-paid and nonassessable.

     We hereby consent to the reference to us under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement and to the inclusion of this legal opinion as an Exhibit to the Registration Statement.

                                   Very truly yours,

                                   LEWIS, RICE & FINGERSH, L.C.

                                   /s/ Lewis, Rice & Fingersh, L.C.